Exhibit 4(e)
                  Endorsement - Dollar Cost Averaging (EA134)



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                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO


                                   ENDORSEMENT

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This Endorsement is made a part of the Contract to which it is attached.


DOLLAR COST AVERAGING            We will automatically transfer pre-determined
                                 amounts from the designated Account to any other Subaccount in accordance with the Owner's current premium allocation instructions. The transfers will be made on a monthly basis subject to the following:

                                 1. We must receive proper written election of this option on a form provided by Us;
                                 2.     The entire Initial Premium must be
                                        allocated to the designated Dollar Cost
                                        Averaging Account;
                                 3.     The amount transferred each month may
                                        not be less than the amount transferred
                                        when the Dollar Cost Averaging begins.

                                 The first transfer will occur on the
                                 Monthiversary following the Contract Date. Each transfer which occurs under the Dollar Cost Averaging option will be without charge but will be counted toward the number of transfers allowed without charge under the Contract.

                                 Dollar Cost Averaging will terminate if We receive:

                                 1. Written instruction from the Owner for cancellation;
                                 2.     Election to participate in any Asset
                                        Rebalancing Program; or
                                 3. Notification of election to participate in any asset allocation service provided by a third party.

                                 We reserve the right to discontinue, modify or suspend Dollar Cost Averaging at any time following prior written notification to all contract owners.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definitions and provisions of the Contract.

Signed for Us at Our Office in Clearwater, Florida.


     /s/ WILLIAM H. GEIGER                       /s/ JOHN R. KENNEY
     ---------------------                       ------------------
          Secretary                                   President

EA134